Exhibit 99.1

Per-Se Technologies Reports a First Quarter Record for Revenue Growth, Earnings and Cash Flow

    ALPHARETTA, Ga.--(BUSINESS WIRE)--May 3, 2005--Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians and hospitals realize their financial goals, today released its results for the first quarter ended March 31, 2005.
    The Company reported revenue of $92.0 million, operating income of $10.9 million, or 11.8% of revenue, and income from continuing operations of $9.4 million, or $.29 per share on a diluted basis during the first quarter. Cash flow from continuing operations for the quarter was $13.2 million compared to a use of $0.7 million for the first quarter of 2004.
    "We achieved our best first quarter performance to date. We generated consolidated revenue growth of 9%, operating income growth of 40% and income from continuing operations growth of 71% compared to the prior year comparable non-GAAP measures," stated Philip M. Pead, Per-Se's chairman, president and chief executive officer. "Our strong operational performance drove unprecedented operational cash flow generation in a quarter that has historically been a use of cash."
    For comparison purposes, in the first quarter of 2004 on a GAAP basis, the Company reported revenue of $84.6 million, operating income of $3.9 million, or 4.6% of revenue, and income from continuing operations of $1.6 million, or $.05 per share on a diluted basis. On a non-GAAP basis, excluding expenses of approximately $3.9 million incurred related to the additional procedures requested by the Company's external auditors in 2004, the Company had operating income of $7.8 million, or 9.2% of revenue, and income from continuing operations of $5.5 million, or $.16 per share on a diluted basis for the first quarter of 2004.

    Segment Performance

    The Physician Services division reported revenue and operating income of $67.2 million and $8.6 million, respectively, or 12.8% of revenue, for the first quarter of 2005, compared to revenue and operating income of $63.2 million and $6.0 million, respectively, or 9.4% of revenue, for the first quarter of 2004. As expected, the current year quarter included approximately $1.5 million of revenue and operating income that was delayed from the fourth quarter of 2004 due to the timing of electronic claims transmission for the division.
    "Physician Services revenue increased 6% over our prior year performance primarily due to the implementation of the record net new business sold in 2004 into our recurring revenue model. We expect revenue growth to continue to drive profitability in the business," stated Pead.
    The division had net new business sold in the first quarter of $5 million, compared to the record net new business sold of $12 million in the first quarter of 2004. The Company defines net new business sold as the annualized revenue value of new contracts signed in a period, less the annualized revenue value of terminated business in that same period.
    "Our sales and client retention for the first quarter were in line to achieve our full year 2005 net new business sold target," stated Pead. "Our pipeline of new business opportunities continues to grow across all specialties."
    The division had a net backlog of approximately $5 million as of March 31, 2005, compared to a net backlog of $5 million as of March 31, 2004. Net backlog represents the annualized revenue related to new contracts signed with the business still to be implemented, less the annualized revenue related to existing contracts where discontinuance notification has been received.
    The Hospital Services division reported revenue and operating income of $28.4 million and $6.4 million, respectively, or 22.7% of revenue, for the first quarter of 2005, compared to revenue of $24.8 million and operating income of $5.8 million, or 23.4% of revenue for the first quarter of 2004. In the current year quarter, the division expensed $0.3 million related to its project to enhance its physician claims clearinghouse.
    New business sold in the Hospital Services division during the first quarter of 2005 was approximately $6 million, compared to new business sold of approximately $7 million during the first quarter of 2004. Medical-related transaction volume increased approximately 26% in the first quarter compared to the prior year period.
    "The Hospital Services division's record new business sold in 2004 drove the 15% year-over-year revenue increase in the first quarter and will continue to contribute to revenue growth throughout 2005," stated Pead. "Margins were slightly impacted during the quarter by our investment in the physician claims clearinghouse infrastructure."

    Enhancements to Physician Claims Clearinghouse

    During the latter part of 2004, the Company initiated a project with IBM to enhance its physician claims clearinghouse functionality. The Company expects that the improved platform will provide significant efficiencies and competitive advantages for its Physician Services division.
    During the first quarter of 2005, the Company incurred approximately $0.3 million of expenses related to the project, or $.01 per diluted share, which are reflected in the Hospital Services division, and invested approximately $0.9 million in capital expenditures and capitalized software development costs. Cash flow in the quarter related to the project was a use of approximately $0.9 million.

    Share Repurchase Program Completed

    During the first quarter of 2005, the Company's board of directors authorized the repurchase of up to 1 million shares of the Company's common stock. As of March 31, 2005, the Company had repurchased 810,000 shares for a total of $12.4 million. The share repurchase program was completed in early April with the Company repurchasing a total of 1 million shares for $15.4 million.

    Outlook

    For the full year 2005, the Company continues to expect consolidated revenue growth of 6.5% to 7.5% over 2004 revenue, consolidated operating income margins in the range of 11% to 12%, and diluted earnings per share from continuing operations of $1.05 to $1.15. This guidance includes expenses related to the claims clearinghouse enhancement of approximately $2.0 million to $2.5 million, or $.05 to $.07 per diluted share.
    For the second quarter of 2005, the Company expects diluted earnings per share from continuing operations of $.21 to $.24. For the third quarter of 2005, the Company expects diluted earnings per share from continuing operations of $.25 to $.28. This guidance includes costs related to the clearinghouse enhancement of $.02 per diluted share in the second quarter and $.02 per diluted share in the third quarter.
    By segment, the Company continues to forecast revenue growth for the Physician Services division of 6% to 6.5% and operating margins of 12% to 13% for the full year 2005. The Company continues to expect to achieve net new business sold during 2005 in the Physician Services division of $20 million to $30 million.
    For the Hospital Services division, the Company continues to forecast full year revenue growth of 8% to 10% and operating margins of 20% to 20.5%, including the clearinghouse enhancement costs. The Company continues to expect to achieve new business sold in the Hospital Services division of $20 million to $25 million.
    The Company continues to expect cash flow from continuing operations for the full year 2005 to be in excess of $47 million, which includes the impact of its clearinghouse enhancement. The Company also expects capital expenditures and capitalized software development costs to be between $17 million and $19 million, which includes approximately $5 million related to the clearinghouse enhancement.
    "Our strong first quarter performance positions us well to achieve our goals for 2005," stated Pead. "We remain focused on continuing to build on our new business momentum and are excited about our opportunities for revenue growth in 2005."

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 10:00 a.m. Eastern time today. All interested investors are invited to access a live audio broadcast of the call via Webcast. The Webcast can be accessed at www.per-se.com in the Investors section by selecting the Webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the conference call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare.
    Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, revenue projections, operating income projections, operating margin projections, earnings per share from continuing operations projections, cash flow projections, capital expenditure and capitalized software projections, full year 2005 new business sold forecasts, and the cost, timing and results of the physician claims clearinghouse enhancement. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to realize improvements in performance, efficiency and profitability, failure to complete anticipated sales under negotiations, failure to implement successfully sales backlog, lack of revenue growth, client losses, technical issues in processing claims through the clearinghouse, and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement and Factors That May Affect Future Results of Operations, Financial Condition or Business included in the Company's Form 10-K for the year ended December 31, 2004. The Company disclaims any responsibility to update any forward-looking statements.
    The Company believes that the non-GAAP measures of operating income, operating margins, income from continuing operations and earnings per share from continuing operations excluding additional procedures expenses are additional meaningful measures of operating performance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to more thoroughly evaluate our current performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used in isolation or as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.

     Condensed Consolidated Statements of Income Segment Reporting
                       (unaudited, in thousands)

                                        Three Months Ended
                                             March 31,
                                -----------------------------------
                                          2005                2004
                                    -----------         -----------
     Revenue
     Physician Services            $    67,190         $    63,183
     Hospital Services                  28,364              24,771
     Eliminations                       (3,524)             (3,353)
                                    -----------         -----------
        Consolidated               $    92,030         $    84,601
                                    ===========         ===========

     Operating Income
     Physician Services            $     8,568         $     5,953
     Hospital Services                   6,429               5,802
     Corporate (1)                      (4,144)             (3,980)
                                    -----------         -----------
                                        10,853               7,775
     Other expenses (1)                     --              (3,914)
                                    -----------         -----------
        Consolidated               $    10,853         $     3,861
                                    ===========         ===========

    (1) Corporate excludes other expenses of approximately $3.9 million related to the additional procedures for the three months ended March 31, 2004.

                 Condensed Consolidated Balance Sheets
                       (unaudited, in thousands)

                                              March 31,      Dec. 31,
                                                2005           2004
                                             ----------     ----------
Assets
Cash and cash equivalents                   $   42,463     $   42,422
Restricted cash                                     63             51
Accounts receivable, net                        54,309         49,407
Other current assets                             8,000          7,729
Property and equipment                          16,105         15,512
Goodwill                                        32,549         32,549
Other intangible assets                         20,866         20,784
Deferred income tax asset, net                  28,115         28,115
Other                                            7,595          6,122
                                             ----------     ----------
                                            $  210,065     $  202,691
                                             ==========     ==========

Liabilities and Stockholders' Equity
Current liabilities                         $   41,093     $   34,480
Deferred revenue                                26,397         24,127
Current portion of long-term debt                  107             98
Long-term debt                                 125,517        125,527
Other long-term obligations                      5,742          5,484
Stockholders' equity                            11,209         12,975
                                             ----------     ----------
                                            $  210,065     $  202,691
                                             ==========     ==========

              Per-Se Technologies, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
            (unaudited, in thousands except per share data)

                                                Three months ended
                                                     March 31,
                                             -------------------------
                                                2005          2004
                                             -----------    ----------

Revenue                                     $    92,030    $   84,601
                                             -----------    ----------

Cost of services                                 60,037        55,397
Selling, general and administrative              21,140        21,382
Other expenses                                       --         3,961
                                             -----------    ----------
      Operating income                           10,853         3,861
Interest expense                                  1,481         2,074
Interest income                                    (312)          (52)
                                             -----------    ----------
Income before income taxes                        9,684         1,839
Income tax expense                                  253           232
                                             -----------    ----------
Income from continuing operations                 9,431         1,607
                                             -----------    ----------
Loss from discontinued operations, net of
 tax - Patient1                                      --           (18)
Loss on sale of Patient1, net of tax                 --           (66)
Loss from discontinued operations, net of
 tax - Business1                                     --          (303)
Loss on sale of Business1, net of tax                --          (130)
Loss from discontinued operations, net of
 tax - Other                                         --           (63)
                                             -----------    ----------
      Net income                            $     9,431    $    1,027
                                             ===========    ==========

Diluted net income per common share:
    Income from continuing operations
     excluding other expenses               $      0.29    $     0.16
           Other expenses                            --         (0.11)
                                             -----------    ----------
           Income from continuing
            operations                             0.29          0.05
Loss from discontinued operations, net of
 tax - Business1                                     --         (0.01)
Loss on sale of Business1, net of tax                --         (0.01)
                                             -------------------------
    Net income                              $      0.29    $     0.03
                                             ===========    ==========

Weighted average shares used in computing
 diluted earnings per share                      32,552        34,200
                                             ===========    ==========

                       Per-Se Technologies, Inc.
            Condensed Consolidated Statements of Cash Flows
                       (unaudited, in thousands)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                      2005       2004
                                                   --------    -------
Cash Flows From Operating Activities:
Net income                                        $  9,431    $ 1,027
Adjustments to reconcile net income to cash
 provided by (used for) operating activities:
        Depreciation and amortization                3,752      3,894
        Loss on sale of discontinued operations
         and other                                      --        196
        Loss from discontinued operations               --        384
        Amortization of deferred financing
         costs                                         343        340
        Changes in assets and liabilities,
         excluding effects of acquisitions and
         divestitures                                 (364)    (6,537)
                                                   --------    -------
    Net cash provided by (used for) continuing
     operations                                     13,162       (696)
    Net cash used for discontinued operations           --       (483)
                                                   --------    -------
    Net cash provided by (used for) operating
     activities                                     13,162     (1,179)
                                                   --------    -------

Cash Flows From Investing Activities:
Purchases of property and equipment                 (2,552)    (1,629)
Software development costs                          (2,073)    (1,135)
Other                                                  (50)      (213)
                                                   --------    -------
    Net cash used for investing activities          (4,675)    (2,977)
                                                   --------    -------

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options          1,402      2,529
Treasury stock purchase                             (9,890)        --
Repayments of debt                                      --     (3,125)
Other                                                   42        (17)
                                                   --------    -------
    Net cash used for financing activities          (8,446)      (613)
                                                   --------    -------

Cash and Cash Equivalents:
Net change in cash                                      41     (4,769)
Balance at beginning of period                      42,422     25,271
                                                   --------    -------
Balance at end of period                          $ 42,463    $20,502
                                                   ========    =======

      Reconciliation of Consolidated Operating Income and Margin,
               Income from Continuing Operations and EPS
                       (unaudited, in thousands)

                                         Three Months Ended
                                              March 31,
                               ---------------------------------------
                                       2005                2004
                                 -----------------    ----------------

                                        % Increase              % of
                                        over 2004              Revenue
                                        ----------            --------
Operating income excluding
 additional procedures expenses
  (a non-GAAP measure)          $10,853      39.6%   $ 7,775      9.2%
   Additional procedures
    expenses                          -               (3,914)
                                 -------              -------
Consolidated operating income
 (a GAAP measure)               $10,853     181.1%   $ 3,861      4.6%
                                 =======              =======


Income from continuing
 operations excluding                                            EPS
 additional procedures                                         -------
 expenses (a non-GAAP measure)  $ 9,431      70.8%   $ 5,521  $   .16
  Additional procedures
   expenses                           -               (3,914)     .11
                                 -------              -------  -------
Income from continuing
 operations (a GAAP measure)    $ 9,431     486.9%   $ 1,607  $   .05
                                 =======              =======  =======

    Operating income and income from continuing operations, excluding additional procedures expenses
    The Company believes operating income and operating margins, excluding additional procedures expenses, and income from continuing operations and related earnings per share from continuing operations, excluding additional procedures expenses, are additional meaningful measures of operating performance to facilitate comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding the costs associated with the additional procedures requested by the Company's external auditors in 2004. These expenses are special in nature. Internally, the Company uses these measures to evaluate its operational performance. While the Company believes these measures are meaningful and useful to the readers of the financial statements, these measures will be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles.

    CONTACT: Per-Se Technologies
             Michele Howard, 770/237-7827
             investors@per-se.com